CERTIFICATE OF OWNERSHIP

OF

AMERICAN UNITED GLOBAL, INC.
(a Delaware corporation)

AND

SOLAR THIN FILMS, INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
American United Global, Inc.	Delaware
Solar Thin Films, Inc.	Delaware

SECOND: That 100% of the outstanding stock of Solar Thin Films, Inc. is owned by American United Global, Inc.

THIRD: That the name of the surviving corporation of the merger is American United Global, Inc., which will continue its existence as said surviving corporation under the name Solar Thin Films, Inc.

FOURTH: That the Certificate of Incorporation of American United Global, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Solar Thin Films, Inc.”

FOURTH: That the members of the Board of Directors of American United Global, Inc. unanimously adopted the following resolution by written consent on the 27 day of June, 2006:

RESOLVED, that the Company's wholly-owned subsidiary, Solar Thin Films, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Solar Thin Films, Inc.

FIFTH:  This merger shall be effective on July 3, 2006.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 27 day of June, 2006.

AMERICAN UNITED GLOBAL, INC.

By:

Name: Robert M. Rubin Title: Chief Executive Officer

SOLAR THIN FILMS, INC.

By:

Name: Robert M. Rubin Title: Chief Executive Officer